Power of Attorney
     Know All Men by These Presents: That the undersigned director and/or officer of Capital Bancorp, Inc. (the "Company"), hereby constitutes and appoints Sally P. Kimble as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all Securities and Exchange Commission Forms ID, 3, 4 and 5 and other documents relating thereto with respect to the securities of the Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same with the Securities and Exchange Commission, and grants unto said attorney-in-fact and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned might do in person, and hereby ratifies and confirms all things that said attorney-in-fact and substitute or substitutes may lawfully do and seek to be done by virtue hereof. This Power of Attorney shall be valid until such time as it is revoked by the undersigned in writing and actually (and not constructively) delivered to the Chief Executive Officer, Executive Vice President, Corporate Secretary, and/or Chief Financial Officer of the Company.
     IN WITNESS WHEREOF, the undersigned has hereunto set
his hand this 18th day of August, 2004.
                                   /s/ R. Rick Hart
                                   R. RICK HART